Exhibit 13

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Ranger Energy Services, Inc., a Delaware corporation, and further agree to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement (this “Agreement”) as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Dated: May 8, 2024

Charles S. Leykum

/s/ Charles S. Leykum
Charles S. Leykum

CSL Energy Opportunity GP I, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Managing Member

CSL Energy Opportunity GP II, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Managing Member

CSL Energy Holdings II, LLC

By:	CSL Energy Opportunity GP II, LLC,
its managing member

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL CM GP, LLC

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Capital Management, L.P.

By:	CSL CM GP, LLC, its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Fund II Preferred Holdings LLC

By:	CSL Capital Management, L.P.

By:	CSL CM GP, LLC, its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Opportunity Fund II, L.P.

By:	CSL Energy Opportunity GP II, LLC, its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CSL Energy Opportunities Offshore Fund II, L.P.

By:	CSL Energy Opportunity GP II, LLC,
its general partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member